                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT")

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[ ]        Preliminary Proxy Statement                          [ ]      Confidential, for Use of the
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[ ]        Definitive Additional Materials                               by Rule 14a-6(e)(2))
[ ]        Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             PALM HARBOR HOMES, INC.
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                (Name of Registrant as Specified in Its Charter)
                                 Not Applicable
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                             PALM HARBOR HOMES, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 27, 2001

To Our Shareholders:

         You are invited to attend the annual meeting of shareholders of Palm Harbor Homes, Inc. which will be held at the Colonnade Conference Center, 15303 Dallas Parkway, Addison, Texas, on Wednesday, June 27, 2001, at 10:00 a.m., Dallas time. The purpose of the meeting is to vote on the following proposals:

         PROPOSAL 1:       To elect eight directors to serve for a one year
                           term, and until their successors are duly elected and qualified.

         PROPOSAL 2:       To ratify the selection of Ernst & Young LLP as
                           independent auditors for the fiscal year ending March
                           29, 2002.

         PROPOSAL 3:       To transact any other business that may properly
                           be brought before the annual meeting or any adjournments thereof.

         The board of directors has fixed the close of business on May 14, 2001 as the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting. A form of proxy card and a copy of our Annual Report to Shareholders for the fiscal year ended March 30, 2001 are enclosed with this notice of annual meeting and proxy statement. You may also vote by phone or via the Internet by following the steps detailed on the proxy card.

         YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY, OR VOTE BY PHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY, IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.



                                     BY ORDER OF THE BOARD OF DIRECTORS


                                     /s/ KELLY TACKE

                                     Kelly Tacke,
                                     Chief Financial Officer,
                                     Vice President - Finance and Secretary

May 23, 2001
Addison, Texas

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 27, 2001

                                   ----------

PALM HARBOR HOMES, INC.
15303 DALLAS PARKWAY, SUITE 800
ADDISON, TEXAS 75001

         The board of directors is soliciting proxies to be used at the 2001 annual meeting of shareholders to be held at the Colonnade Conference Center, 15303 Dallas Parkway, Addison, Texas, on Wednesday, June 27, 2001, at 10:00 a.m., Dallas time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended March 30, 2001 are first being mailed to shareholders on or about May 23, 2001. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

WHO CAN VOTE

         Only shareholders of record as of the close of business on May 14, 2001 are entitled to notice of and to vote at the annual meeting. As of May 14, 2001, we had 22,842,911 outstanding shares of common stock, our only outstanding voting security. Each shareholder of record of our common stock on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share of common stock held. IF YOU HOLD SHARES OF OUR COMMON STOCK THROUGH ANY OF OUR STOCK PURCHASE OR SAVINGS PLANS, YOU WILL RECEIVE VOTING INSTRUCTIONS FROM THE PLANS' ADMINISTRATOR. PLEASE SIGN AND RETURN THOSE INSTRUCTIONS PROMPTLY TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

         In accordance with our bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time at our offices located at 15303 Dallas Parkway, Suite 800, Addison, Texas.

HOW YOU CAN VOTE

         Shareholders cannot vote at the annual meeting unless they are present in person or represented by proxy. After you have reviewed the information contained in this proxy statement, please take a moment to read the instructions and choose the way to vote that you find most convenient and cast your vote as soon as possible. You may vote by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. Alternatively, if you are a shareholder of record (that is, if your stock is registered with the company in your own name), you may vote by telephone or electronically through the Internet by following the instructions set forth on your proxy. The deadline for voting by telephone or electronically through the Internet as a shareholder of record is 3:00 p.m., Dallas time, on June 26, 2001. Valid proxies will be voted at the annual meeting and at any adjournments of the annual meeting as you direct in the proxy.

         You may revoke your proxy or otherwise change your vote at any time before it is exercised by:

         o delivering a written notice of revocation to our Secretary, Kelly Tacke, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001;

         o        timely delivering a properly executed, later-dated proxy;

         o submitting a later-dated vote by telephone or via the Internet; or

         o        voting in person at the annual meeting.

         Voting by proxy or via the Internet will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If you submit a proxy and no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted in favor of proposals one and two. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment. As of the date of mailing of this proxy statement, we did not anticipate that any other matters would be raised at the annual meeting.

REQUIRED VOTE

         The presence, in person or represented by proxy, of the holders of a majority of our outstanding common stock (11,421,456 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker "non-vote" occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. All of the nominees for director, served as our directors during the fiscal year ended March 30, 2001.

COST OF PROXY SOLICITATION

         The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. They will not be separately compensated for their services.

         In accordance with SEC regulations and the regulations of The Nasdaq Stock Market's National Market, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock and soliciting proxies from them.

                            GOVERNANCE OF THE COMPANY

         Pursuant to the Florida Business Corporation Act, our articles of incorporation and our bylaws, our business, property and affairs are managed under the direction of the board of directors. During the fiscal year ended March 30, 2001, the board of directors held three meetings. Each director attended 100% of all meetings of the board of directors and each of the meetings of the committees on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

                                                                                 COMPENSATION
                NAME                        BOARD        AUDIT COMMITTEE           COMMITTEE
-------------------------------------    -----------    -----------------    --------------------

Lee Posey                                    x*
Larry H. Keener                              x
Walter D. Rosenberg, Jr.                     x
William R. Thomas                            x                                        x
Frederick R. Meyer                           x                 x                      x
John H. Wilson                               x                 x
A. Gary Shilling                             x
Scott W. Chaney                              x
Jerry D. Mallonee                            x                 x

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* Chairman

         During the fiscal year ended March 30, 2001, the board of directors had two ongoing committees: an audit committee and a compensation committee. The board of directors does not have a nominating committee.

         The audit committee consists of three non-employee directors. The functions of the audit committee include recommending to the board of directors the appointment of independent auditors, reviewing with the independent auditors both the plans for and the results of internal audits, approving the services provided by the independent auditors, reviewing the range of audit and non-audit fees and considering the adequacy of our internal accounting controls. The audit committee met three times during the fiscal year ended March 30, 2001.

         The compensation committee consists of two non-employee directors. The functions of the compensation committee include establishing the compensation of executive officers and administering management incentive compensation plans. The compensation committee met once during the fiscal year ended March 30, 2001.

COMPENSATION OF DIRECTORS

         During the fiscal year ended March 30, 2001, our non-employee directors received compensation as follows:

         Annual retainer fee.................................................................................  $8,000
         Fee for each board meeting attended (other than telephonic).........................................  $2,000
         Fee for each committee meeting (other than those on the same day as board meeting)..................  $  500

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         None of our executive officers served as a member of the compensation committee of our board of directors. None of our executive officers served as a director of any other entity whose executive officer served as a member of our compensation committee.

                      REPORT OF THE COMPENSATION COMMITTEE

         The following Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

         Decisions on compensation of our executive officers are made by the two member compensation committee of the board of directors. Each member of the compensation committee is an outside director. None of the members of the compensation committee has ever been an officer or employee of Palm Harbor or any of its subsidiaries. The compensation committee, in consultation with the Chairman of the Board, is responsible for establishing the policies that govern compensation of executive officers and key employees at the corporate level.

         The goals of our compensation program are to attract, retain and motivate competent executive officers and key employees who have the experience and ability to contribute materially to our long-term success. Our compensation philosophy for our executive officers and key employees is predicated on base salaries which are in most instances below salaries for comparable industry positions and potential bonuses which, depending on our earnings performance in relation to pre-established base levels, may be relatively high or relatively low in comparison with bonus payments by companies of comparable size and type.

         Base salaries are determined by our compensation committee for each of the executive officers on an individual basis, taking into consideration the level of responsibility, individual contributions to our performance, length of tenure with us, compensation levels of comparable positions and internal equities among positions. In most instances, base salaries are set at subjectively-determined levels below base salaries paid to executives in similar positions in companies of comparable size in the same industry or similar industries. Effective March 27, 1999, the annual base salary of Lee Posey, our Chairman of the Board, was set at $400,000 pursuant to a compensation agreement which among other things established Mr. Posey's salary based on a minimum of 100 days of service in each of the first three years of the agreement and precluded Mr. Posey's participation in the corporate bonus plan. For the fiscal year ended March 30, 2001, Mr. Posey received a salary of $400,000. The base salary of our President and Chief Executive Officer, Larry H. Keener, was $200,000 for the fiscal year ended March 30, 2001, and is currently at an annual rate of $200,000 for the fiscal year ending March 29, 2002.

         Bonuses applicable to the first two quarters of the fiscal year ended March 30, 2001 were determined on the basis of a bonus plan which provides for a corporate level bonus pool to be distributed on a predetermined basis among those executives and key employees specified by the compensation committee. During the remainder of the year, no bonuses were earned pursuant to the bonus plan. However, bonuses applicable to the third and fourth quarters of the fiscal year were determined on a discretionary basis authorized by the compensation committee.

         We do not have a stock option plan for our key employees and executive officers and have not had a stock option plan since our company was founded.

                                                     COMPENSATION COMMITTEE

                                                     William R. Thomas, Chairman
                                                     Frederick R. Meyer

                          REPORT OF THE AUDIT COMMITTEE

         The following audit committee report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act or under the Securities Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

         Pursuant to the audit committee charter adopted by the board of directors, the audit committee assists the board of directors in monitoring (1) the integrity of the financial statements of Palm Harbor, (2) the compliance by Palm Harbor with legal and regulatory requirements, and (3) the independence and performance of Palm Harbor's external auditors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee reviewed the audited annual financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

         The audit committee reviewed the audited annual financial statements with Ernst & Young LLP, Palm Harbor's independent auditors, who are responsible for expressing an opinion on the conformity of Palm Harbor's audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of Palm Harbor's accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including the Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Palm Harbor that might bear on Ernst & Young LLP's independence consistent with Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

         The committee reviewed with Ernst & Young LLP the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of Palm Harbor's internal controls, and the overall quality of Palm Harbor's financial reporting. The committee held three meetings relating to the fiscal 2001 audit and financial statements.

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 30, 2001 for filing with the SEC. The audit committee and the board of directors have also recommended, subject to shareholder ratification, the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 29, 2002.

         The full responsibilities of the audit committee are set forth in the audit committee's charter, which is reviewed and updated annually, adopted by the board of directors and is included as Appendix A to this proxy statement.



                                                     AUDIT COMMITTEE

                                                     Jerry D. Mallonee, Chairman
                                                     Frederick R. Meyer
                                                     John H. Wilson

                   SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
                            DIRECTORS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of May 14, 2001 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and
(4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual's spouse.

         Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules.

                                                           AMOUNT AND NATURE OF BENEFICIAL
                        NAME                                        OWNERSHIP (1)                 PERCENT OF CLASS
------------------------------------------------------     ---------------------------------    ----------------------

Lee Posey
15303 Dallas Parkway
Suite 800
Addison, Texas 75001                                                  4,457,517                        19.51%

Capital Southwest Corporation and
Capital Southwest Venture Corporation (2)
12900 Preston Road
Suite 700
Dallas, Texas 75230                                                   7,855,121                        34.39%

Larry H. Keener (3)                                                     441,863                         1.93%

Kelly Tacke (4)                                                          55,522                         *

W.D. Rosenberg, Jr.                                                     213,624                         *

William R. Thomas (2) (5)                                               268,953                         *

Frederick R. Meyer (6)                                                  109,023                         *

John H. Wilson (2)                                                        1,250                         *

Jerry D. Mallonee                                                         6,000                         *

A. Gary Shilling (7)                                                     51,832                         *

Scott W. Chaney                                                         844,733                         3.70%

All directors and executive officers as a group (10
persons) (2)(3)(4)(5)(6)(7)                                           6,438,795                        28.19%

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* Beneficial ownership of less than 1% of the class is omitted.

(1) The information contained in this table with respect to common stock ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Mr. Thomas is President and Chairman of the Board of Capital Southwest Corporation and Capital Southwest Venture Corporation, both of which are our principal shareholders. Mr. Wilson is a member of the board of directors of Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson each have disclaimed beneficial ownership of such shares.

(3) Includes an aggregate of 120,822 shares owned by Mr. Keener's spouse and three daughters, over which shares he exercises voting and investment power.

(4) Includes 5,522 restricted shares received under the Fiscal Year 2002, 2001 and 2000 Long Term Incentive Plans, 1,760 shares of which are restricted until March 29, 2002; 2,401 shares of which are restricted until March 28, 2003 and 1,361 shares of which are restricted until March 26, 2004. All 5,522 shares may be currently voted by Ms. Tacke.

(5) Mr. Thomas has sole voting and investment power with respect to 113,282 shares personally held by Mr. Thomas. Mr. Thomas also has sole voting and investment power with respect to 80,675 shares held by a family partnership. Mr. Thomas is a trustee of certain trusts pursuant to employee stock ownership plans for employees of Capital Southwest Corporation and its wholly-owned subsidiaries owning 89,855 shares, with the power as one of three trustees to participate in the voting of such shares. Under the rules and regulations of the SEC, Mr. Thomas is deemed to be the beneficial owner of such 89,855 shares which are included in the shares owned by Mr. Thomas.

(6) Includes 48,829 shares owned by a family partnership over which Mr. Meyer exercises voting and investment power.

(7) Dr. Shilling is one of five members of an investment committee to participate in the voting and investment decisions relating to 25,794 shares owned by clients of A. Gary Shilling & Co., Inc. Under the rules and regulations of the SEC, Dr. Shilling is deemed to be the beneficial owner of 25,794 shares which are included in the shares owned by Dr. Shilling.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of holdings and transactions in our securities with the SEC and to furnish us with copies of all such reports. Based solely upon a review of the reports furnished to us with respect to the fiscal year ended March 30, 2001, we believe that all SEC filing requirements applicable to our directors and executive officers were satisfied.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

         At the annual meeting, eight directors will be elected by the shareholders to serve until their successors have been duly elected and qualified, or until the earliest of their death, resignation or retirement.

         The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The board of directors has proposed the following nominees for election as directors at the annual meeting. Each of the nominees is currently a member of the board of directors.

NOMINEES

         LARRY H. KEENER, Director since 1995. Chief Executive Officer since June 1997 and President since June 1994. Chief Operating Officer from June 1994 to June 1997. Division President from June 1989 to May 1994. Director from 1980 to May 1994. Age: 51.

         JERRY D. MALLONEE. Retired from Arthur Andersen & Co. in December 1998 as the Tax Managing Partner of Pacific Northwest. Mr. Mallonee had been employed by Arthur Andersen from February 1967 until his retirement. Mr. Mallonee currently manages his personal investments. Age: 60.

         FREDERICK R. MEYER, Director since 1994. Chairman of the Board of Aladdin Industries LLC since July 1985. President and Chief Executive Officer of Aladdin Industries LLC from October 1995 to May 1999 and from May 1987 to September 1994. President of Tyler Technologies, Inc. from July 1983 to December 1986. Director of Southwest Securities Group, Inc. Age: 73.

         LEE POSEY, Chairman of the board of directors since December 1977. Chief Executive Officer from December 1977 to June 1997. President from December 1977 to December 1993. President of Redman Industries, Inc. from 1967 to 1977.
Age: 66.

         WALTER D. ROSENBERG, JR., Director since 1977. Managed his personal portfolio since June 1991. Chairman of the Board and Chief Executive Officer of Duro Metal Manufacturing Company, Inc. from December 1957 to June 1991. Age: 74.

         A. GARY SHILLING, Director since 1995. President of A. Gary Shilling & Co., Inc. since 1978. Senior Vice President and Chief Economist of White, Weld & Co., Inc. from 1972 to 1978. Director of Heartland Funds. Age: 64.

         WILLIAM R. THOMAS, Director since 1982 pursuant to an agreement among us, Capital Southwest Corporation and Capital Southwest Venture Corporation. Chairman of the Board since 1982 and President since 1980 of Capital Southwest Corporation. President of Capital Southwest Venture Corporation since 1980. Director of Alamo Group, Inc., Encore Wire Corporation and Mail-Well, Inc. Age:
72.

         JOHN H. WILSON, Director since 1994. President of U.S. Equity Corporation since 1983. Director of Capital Southwest Corporation and Encore Wire Corporation. Age: 58.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF DIRECTORS AS SET FORTH IN PROPOSAL ONE.

                               EXECUTIVE OFFICERS

         Our executive officers serve at the discretion of the board of directors and are appointed annually by the board of directors. Set forth below are the names, ages and positions of our executive officers.

           NAME                    AGE                          POSITION
           ----                    ---                          --------
         Lee Posey                 66          Chairman of the Board and Director
      Larry H. Keener              51          President, Chief Executive Officer and Director
        Kelly Tacke                43          Chief Financial Officer, Vice President-Finance and Secretary


         SCOTT CHANEY, age 43, currently serves as a director and as our Executive Vice President. Mr. Chaney will resign effective June 20, 2001 as a director and effective June 30, 2001 as our Executive Vice President. Mr. Chaney became Executive Vice President in March 1997, and has served as President of our retail operations since July 1996. Prior to that, he served as President of Newco Homes, Inc. from March 1986 to June 1996.

         Information concerning the business experience of Messrs. Posey and Keener is provided in "Proposal One: Election of Directors." Set forth below is a description of the background of Ms. Tacke. There is no family relationship between any of our directors or executive officers.

         KELLY TACKE has served as Vice President-Finance and Chief Financial Officer since October 1993, and as Secretary since March 1997. From August 1979 through September 1993, Ms. Tacke was employed by PricewaterhouseCoopers LLP where she most recently served as a Senior Audit Manager.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table summarizes the compensation paid by us for the fiscal years ended March 30, 2001, March 31, 2000 and March 26, 1999 to the Chief Executive Officer and the four most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year ended March 30, 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                            Long Term
                                                         Annual Compensation (1)           Compensation
                                                   ----------------------------------    ----------------
        Name and              Fiscal                                                     Restricted Stock         All Other
   Principal Location          Year                Salary                      Bonus          Awards            Compensation
   ------------------         ------               ------                    --------    ----------------       ------------
Lee Posey                      2001               $400,000               $          0              --          $   6,774 (2)
Chairman of the Board          2000                400,000                          0              --              6,751 (2)
                               1999                250,000                    663,989              --              9,652 (2)

Larry H. Keener                2001                200,000                    432,431              --             11,250 (3)
President and Chief            2000                200,000                    661,841              --             11,250 (3)
Executive Officer              1999                200,000                  1,059,926              --             11,000 (3)

Scott Chaney                   2001                175,000                    691,099              --              5,250 (4)
Executive Vice President       2000                175,000                    590,931              --              5,250 (4)
                               1999                175,000                    956,697              --              5,000 (4)

Kelly Tacke                    2001                100,000                    123,552         $20,671              5,250 (4)
Chief Financial                2000                100,000                    201,736          36,915              4,540 (4)
Officer, Vice                  1999                100,000                    298,125          39,811              4,886 (4)
President-Finance and
Secretary

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(1) The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate incremental costs of these benefits to us for each officer did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each such officer.

(2) Includes $5,250, $3,000 and $4,654 contributed in fiscal year 2001, 2000 and 1999, respectively, by us pursuant to the employee savings plan and $1,524, $3,751 and $5,000 paid in fiscal year 2001, 2000 and 1999, respectively, by us as a car allowance.

(3) Includes $5,250, $5,250 and $5,000 contributed in fiscal year 2001, 2000 and 1999, respectively, by us pursuant to the employee savings plan and $6,000 paid in fiscal year 2001, 2000 and 1999 by us as a car allowance.

(4)      Represents contributions by us pursuant to the employee savings plan.

COMPENSATION ARRANGEMENTS

         Effective March 27, 1999, we entered into a compensation agreement with Lee Posey, our Chairman of the Board. The agreement is for a term of eight years. Mr. Posey will provide 100 days of service per year for three years and receive $400,000 per year for his services. He will provide 75 days of service per year for five years and receive $300,000 per year for his services. If the agreement terminates for any reason, Mr. Posey or his estate, as applicable, is entitled to receive a payment equal to the lesser of (1) $1,000,000 or (2) $16,667 multiplied by the remainder of 96 minus the number of months Mr. Posey provided services as an employee under the agreement. This agreement replaced an agreement between us and Mr. Posey entered into on April 1, 1995.

         Sections 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless such compensation is performance-based compensation as defined in Section 162(m) of the Code. Our corporate bonus plan is a performance-based plan.

INDEMNIFICATION AGREEMENTS

         We have entered into indemnification agreements with certain of our officers and each of our directors, requiring us to indemnify such persons against judgments, claims, damages, losses and expenses incurred as a result of the fact that such officer or director, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, to the maximum extent permitted by Florida law. The indemnification agreements provide for the advancement of expenses to such officers and directors in connection with any such suit or proceeding.

              LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR

         Effective the 2000 fiscal year, we adopted a Long Term Incentive Plan. We have also adopted such a plan for fiscal 2001 and 2002. Each plan has a term of one year. All key employees and executive officers (excluding the chairman, president and chief executive officer, and executive vice president) are eligible for consideration for grants under the plan. Subject to their continued employment, plan participants are entitled to receive shares of our common stock in an amount equivalent to 10% of the cash compensation that each participant received during the applicable fiscal year. The shares do not vest for three years.

                                                                                              PERFORMANCE
                                                      NUMBER OF SHARES              OR OTHER PERIOD UNTIL MATURATION
                  NAME                                OF COMMON STOCK                          OR PAYOUT
-----------------------------------------     ---------------------------------    -----------------------------------

Kelly Tacke                                                1,361                           March 26, 2004(1)
Chief Financial Officer, Vice
President-Finance and Secretary

-------------
(1) The shares of common stock issued under our Fiscal Year 2002 Long Term Incentive Plan may not be transferred until they are fully vested. The grants of shares vest on the third anniversary of the date of grant. Recipients of stock grants under this plan have the right to currently vote these shares.

                                PERFORMANCE GRAPH

         The following graph shows a comparison of cumulative total returns for us, the Standard & Poor's MidCap 400 Composite Stock Index and our peer group, assuming the investment of $100 on July 31, 1995 (the date our common stock began trading) and the reinvestment of dividends. The companies in our peer group are as follows: Cavalier Homes, Inc., Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Oakwood Homes Corporation and Skyline Corporation.





--------------------------------------------------------------------------------
                        3/96      3/97      3/98      3/99      3/00      3/01
--------------------------------------------------------------------------------
 Palm Harbor Homes,
  Inc.                  $ 100     $ 104     $ 224     $ 165     $ 117     $ 115
 S&P MidCap 400         $ 100     $ 111     $ 165     $ 166     $ 229     $ 213
 Custom Peer Group      $ 100     $  87     $ 151     $  93     $  54     $  52




         The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference of this proxy statement into any filing under the Securities Act or Securities Exchange Act, except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under other Acts.

         There can be no assurance that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future share performance.

                                  PROPOSAL TWO
                      RATIFICATION OF INDEPENDENT AUDITORS

         Based upon the recommendation of the audit committee, the shareholders are urged to ratify the appointment by the board of directors of Ernst & Young LLP as independent auditors for the fiscal year ending March 29, 2002. Ernst & Young has served as our independent auditors since our inception and is familiar with our affairs and financial procedures.

         Aggregate Ernst & Young fees for the fiscal year ended March 30, 2001 were:

         Audit......................................................................................     $240,000
         Financial Information Systems Designs and Implementation ..................................     $      0
         Employee Benefit Plan......................................................................     $ 18,000
         Other .....................................................................................     $ 68,966(1)

--------
(1) The audit committee has considered whether the provision of these services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

         A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement, if he desires to do so, and to respond to appropriate questions from shareholders.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                              SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal at the annual meeting in the year 2002, and who wishes to have the proposal included in our proxy statement and proxy for that meeting, must deliver the proposal to our corporate secretary, Kelly Tacke, at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001 by January 23, 2002. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

         Any shareholder who intends to bring business before the annual meeting in the year 2002 in a form other than a shareholder proposal in accordance with the preceding paragraph must give written notice to our corporate secretary at the address set forth in the preceding paragraph on or before April 8, 2002.

                                  ANNUAL REPORT

         We have provided without charge a copy of the annual report to shareholders for fiscal year ended March 30, 2001 to each person being solicited by this proxy statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All requests should be directed to: Kelly Tacke, Chief Financial Officer, Vice-President Finance and Secretary, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001.

                                                                      APPENDIX A


                                PALM HARBOR HOMES
                             AUDIT COMMITTEE CHARTER

         The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

         The three members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market. The members of the Audit Committee shall be appointed by the Board.

         The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         The Audit committee shall make regular reports to the Board.

         The Audit Committee shall:

         Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

         Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

         Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

         Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings. The chair of the committee may represent the entire committee for purposes of this review.

         Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

         Review major changes to the Company's accounting principles and practices as suggested by the independent auditor or management.

         Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

         Review the fees to be paid to the independent auditor.

         Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the board take appropriate action to satisfy itself of the independence of the auditor.

         Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

         Meet with the independent auditor prior to the audit to review the planning of the audit.

         Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

         Review with the independent auditor any problems or difficulties the auditor may have encountered during the course of the audit and any management letter provided by the auditor and the Company's response to that letter.

         Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         Review with the Company legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

         Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.

         While the Audit Committee has the responsibilities and powers set forth in the Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                            PALM HARBOR HOMES, INC.

                                 JUNE 27, 2001




              o PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED o



[X]   PLEASE MARK YOUR
      VOTE AS IN THIS
      EXAMPLE.


                  FOR all nominees                    WITHHOLD
                listed at the right                   AUTHORITY                NOMINEES:
              (except as marked below         to vote for all nominees                   Larry H. Keener
                  to the contrary)                 listed at right                       Jerry D. Mallonee
                                                                                         Frederick R. Meyer
ELECTION               [ ]                              [ ]                              Lee Posey
OF                                                                                       Walter D. Rosenberg, Jr.
DIRECTORS                                                                                A. Gary Shilling
                                                                                         William R. Thomas
INSTRUCTION: To withhold authority to vote for any                                       John H. Wilson
individual nominee, strike a line through that
nominee's name at right)

                                                               FOR      AGAINST     ABSTAIN
2.    RATIFICATION OF THE APPOINTMENT OF                       [ ]        [ ]         [ ]
      ERNST & YOUNG LLP AS THE INDEPENDENT
      AUDITORS FOR THE FISCAL YEAR ENDING
      MARCH 29, 2002.

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE.
IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE,
THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSALS. THIS PROXY IS REVOCABLE
AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.


(Signature of Shareholders(s))                                                            Dated:                    ,2001
                             ------------------------------------------------------------     ----------------------

Note: (Joint owners must each sign. Please sign exactly as your name(s) appears(s) on this card. When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your full title.)

                            PALM HARBOR HOMES, INC.


The undersigned shareholder of Palm Harbor Homes, Inc. does hereby nominate, constitute and appoint Kelly Tacke and Colleen Rogers, or either one of them, as Proxies, each with full power to appoint her substitute, to represent and vote all of the shares of Common Stock of Palm Harbor Homes, Inc. held of record by the undersigned at the Annual Meeting of shareholders to be held at 10:00 a.m. Dallas time on June 27, 2001 at The Colonnade Conference Center, 15303 Dallas Parkway, Addison, Texas, 75001, and at any adjournments thereof, as follows:

        (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON REVERSE SIDE)

                                                              [SEE REVERSE SIDE]